Exhibit 10.5

FOURTH AMENDMENT AND JOINDER
TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment and Joinder to Loan and Security Agreement (this “Amendment”), dated as of March 1, 2019, is executed and delivered by CASPER SLEEP INC. and CASPER SCIENCE LLC (individually and collectively, jointly and severally, “Existing Borrower”), CASPER SLEEP RETAIL LLC (“New Borrower”) and PACIFIC WESTERN BANK, a California state chartered bank (“Bank”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a.                                      Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 27, 2016, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 20, 2017, as amended by that certain Second Amendment to Loan and Security Agreement dated as of August 14, 2018, and as amended by that certain Third Amendment to Loan and Security Agreement dated as of December 12, 2018 (as amended, the “Original Loan Agreement”).

b.                                      New Borrower has read and approved the Loan Documents and has asked Bank to agree to allow New Borrower to become a party to the Loan Documents in order to facilitate its ability to continue to operate its business by achieving a stronger financial base for itself and its affiliated companies.

c.                                       From and after the date hereof (the “Effective Date”), Existing Borrower and Bank desire to supplement the terms and provisions of the Original Loan Agreement as provided herein, as may be hereafter further supplemented, amended, modified or restated from time to time, shall be referred to collectively as the “Loan Agreement.”

NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1.                                      Incorporation.  The foregoing preamble and recitals are incorporated herein by this reference.

2.                                      Waiver.  Borrower acknowledges that Borrower is currently in default under (a) Section 7.8 of the Original Loan Agreement (Capitalized Expenditures) for Borrower’s 2018 fiscal year and (b) Section 6.9 of the Original Loan Agreement (Creation/Acquisition of Subsidiaries) for Borrower’s failure to comply with clause (ii) thereof with respect to New Subsidiaries, including Casper Sleep Limited, a company incorporated under the laws of England and Wales with company number 10049954 (“English Subsidiary”), Casper Sleep GmbH, a company organized under the laws of Germany, Casper Sleep SAS, a company organized under the laws of France, and Casper Sleep UK Limited, a company organized under the laws of the United Kingdom (the “Existing Defaults”).  Effective as of the Effective Date, subject to the satisfaction of the conditions set forth in Section 11 below, Bank hereby waives the Existing

Defaults.  No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower or New Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any further suspension or waiver of a right must be in writing signed by an officer of Bank.

3.                                      Joinder and Assumption.  From and after the Effective Date, New Borrower hereby absolutely and unconditionally:

(a)                                 (i) joins as and becomes a party to the Loan Agreement as a Borrower thereunder, (ii) assumes, as a joint and several obligor thereunder, all of the Obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents, and (iii) covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement (in the manner set forth in Section 5 of this Fourth Amendment and Joinder) and the other Loan Documents with respect to New Borrower; and

(b)                                 grants and pledges to Bank a continuing security interest in all of New Borrower’s now owned and existing and hereafter acquired and arising Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations.  New Borrower hereby authorizes Bank to file at any time Uniform Commercial Code financing statements in such jurisdictions and offices as Bank deems necessary in connection with the perfection of a security interest in all of New Borrower’s now owned or hereafter arising or acquired Collateral.  New Borrower has read the Loan Agreement and affirmatively grants to Bank all rights to New Borrower’s assets as set forth in said Loan Agreement and the Loan Documents.

From and after the Effective Date, any reference to the term “Borrower” in the Loan Agreement shall also include New Borrower.  Except as expressly provided herein, the Loan Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.

4.                                      Amendments.  The Loan Agreement is hereby amended, as follows:

(a)                                 Section 5.1 of the Loan Agreement is hereby amended to add “or limited liability company” after the word “corporation”;

(b)                                 Section 5.2 of the Loan Agreement is hereby amended by deleting the reference to “Certificate of Incorporation or Bylaws” and substituting in lieu thereof “Organizational Documents”;

(c)                                  Section 5.3 of the Loan Agreement is hereby amended and restated as follows:

5.3                               Collateral.  Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims and restrictions on transfer or pledge except for Permitted Liens.  Except as otherwise disclosed to Bank from time to time, other than movable items of personal property such as laptop computers, all Collateral having an aggregate book value not in excess of $250,000, is located solely in the Collateral States.  All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made.  Except as permitted under Section 6.6, none of Borrower’s Cash is maintained or invested with a Person other than Bank or Bank’s affiliates.  The contracts that generate revenue included in the calculation of the Borrowing Base are bona fide existing obligations and are in full force and effect as of the date of such inclusion.  Borrower has not received notice of an actual or imminent Insolvency Proceeding of a counterparty to a contract that generates revenues included in the calculation of the Borrowing Base.

(d)                                 Clause (i) through clause (v) of Section 6.2 of the Loan Agreement is hereby amended and restated as follows:

(i)                                     within thirty (30) days after the end of month, unaudited consolidated balance sheet, income statement, statement of cash flows, prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments) accompanied by a report detailing any material contingencies and detailing returns of Borrower’s products or services during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) within one hundred eighty (180) days after the end of Borrower’s fiscal year, audited (or such other level as is required by Borrower’s board of directors) consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is either unqualified or qualified only for going concern so long as Borrower’s investors commit to provide additional equity as needed or otherwise consented to in writing by Bank on such financial statements; (iii) within five (5) business days of approval thereof, but in any event no later than sixty (60) days following the end of each fiscal year, of an annual budget and business plan; (iv) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $500,000 or more;

(e)                                  Section 6.2(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

(a)                                 Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with (i) detailed aged listings by invoice date of accounts receivable and accounts payable and (ii) a Net Revenue Report, each in form and substance reasonably satisfactory to Bank.

(f)                                   Section 6.2(b) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

(b)                                 Promptly and in any event within five (5) Business Days after becoming aware of the occurrence and continuance of an Event of Default hereunder, Borrower shall deliver to Bank a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(g)                                  Section 6.2(d) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

(d)                                 Within thirty (30) days after the end of each month, Borrower shall deliver to Bank a Borrowing Base Certificate calculated as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit E hereto.

(h)                                 Section 6.6 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

6.6                               Bank Accounts.  Subject to the provisions of Section 3.1(d), Borrower within 30 days of the Closing Date shall maintain, in depository and/or operating accounts with Bank, Cash equal to the lesser of (a) $25,000,000 or (b) 40% of Borrower’s total Cash.  Any of Borrower’s Cash not maintained at Bank shall be held in an account subject to an account control agreement in favor of Bank.  Borrower shall provide Bank, upon Bank’s request, account, balance and other information requested by Bank with respect to Borrower’s Cash maintained outside of Bank.  Prior to maintaining any investment accounts with Bank’s affiliates, Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank.

(i)                                     Sections 6.7(a) and (b) of the Loan Agreement are hereby amended and restated in their entirety, as follows:

(a)                                 Minimum Cash at Bank.  A balance of Cash at Bank, plus Cash at a Bank Affiliate in an account covered by an account control agreement acceptable to Bank, of not less than $25,000,000, calculated on an aggregate basis for Borrower and its Credit Party Subsidiaries and monitored on a daily basis.

(b)                                 Minimum Net Revenue.  Measured monthly and calculated on a cumulative and consolidated basis for Borrower and its Subsidiaries beginning January 1, 2019, Borrower shall achieve Net Revenue of at least the amounts shown in the table immediately below for the corresponding reporting periods on a calendar year to date basis.  For subsequent reporting periods, Bank shall use the budget delivered pursuant to Section 6.2 to establish the minimum Net Revenue amounts for such year after reasonable consultation with Borrower (which amounts shall reflect the greater of (i) 60% of Borrower’s board-approved plan and (ii) a

30% increase over actual Revenue from the preceding year), with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.  In addition, if no minimum Net Revenue level is in effect as of the last day of a particular month, then the covenant level for that day shall be deemed to be an amount that is 10% greater than the minimum Net Revenue required by this Section 6.7(b) for the immediately preceding month.

Reporting Period Ending (on a calendar year to date basis)	Minimum Net Revenue
January 31, 2019	$24,000,000
February 28, 2019	$55,000,000
March 31, 2019	$80,000,000
April 30, 2019	$112,000,000
May 31, 2019	$145,000,000
June 30, 2019	$185,000,000
July 31, 2019	$230,000,000
August 31, 2019	$280,000,000
September 30, 2019	$320,000,000
October 31, 2019	$358,000,000
November 30, 2019	$415,000,000
December 31, 2019	$450,000,000

(j)                                    Section 6.9 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

6.9                               Creation/Acquisition of Subsidiaries.  In the event that any Borrower or any Subsidiary of any Borrower creates or acquires any Subsidiary, Borrower or such Subsidiary shall promptly notify Bank of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by Bank to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement): (a) to cause such New Subsidiary, if such New Subsidiary is organized under the laws of the United States, to become either a co-Borrower hereunder or a secured guarantor with respect to the Obligations; and (b) to grant and pledge to Bank a perfected security interest in (i) 100% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is organized under the laws of the United States, and (ii) 65% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is not organized under the laws of the United States.  Notwithstanding the foregoing, so long as Borrower maintains an aggregate balance of Cash at Bank plus Cash in an account covered by a control agreement acceptable to Bank of at least $25,000,000, Borrower shall not be required to comply with the terms of Section 6.9(b)(ii) above with respect to New Subsidiaries created or acquired after the Closing Date; provided, however, prior to or concurrently with the pledge of any stock, units or other evidence of ownership to Subordinated Lender, Borrower will pledge such stock, units or other evidence of ownership to Bank pursuant to a pledge agreement acceptable to Bank.  If, at any time, Borrower fails to maintain an aggregate balance of Cash at Bank plus Cash in an account covered by a control agreement acceptable to Bank of at least $25,000,000, Borrower shall notify Bank within ten (10) days and shall have twenty (20) Business Days comply with the terms of Section 6.9(b)(ii) with respect to all New Subsidiaries created or acquired after the Closing Date.

(k)                                 Section 7.4 of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, Borrower shall be permitted to make Permitted Payments (as defined in the Subordination Agreement) under the Subordinated Loan Agreement so long as a Payment Blockage Period (as defined in the Subordination Agreement) is not then in effect, an Event of Default has not occurred and is continuing, or an Event of Default would not result from the Permitted Payment.

(l)                                     Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

7.5                               Encumbrances.  Create, incur, assume or allow any Lien with respect to its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person (other than (a) the licensors of in-licensed property with respect to such property, (b) the lessors of specific equipment or lenders financing specific equipment with respect to such leased or financed equipment, (c) the Person that finances the purchase of Equipment referred to in clause (c) of the definition of “Permitted Liens”, (d) the holder of the Lien on cash collateral referred to in clause (h) of the definition of “Permitted Liens”, (e) the Person holding collateral on deposit referred to in clause (j) of the definition of “Permitted Liens”, (f) the counterparties to binding contractual arrangements with respect to the merger or acquisition of Borrower, or (g) Subordinated Lender, provided that a Lien in favor of Bank is not prohibited thereunder), that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

(m)                             Section 7.8 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

7.8                               Capitalized Expenditures.  Make Capitalized Expenditures in excess of (a) $9,000,000 in the aggregate in Borrower’s 2018 fiscal year or (b) $39,000,000 in the aggregate in Borrower’s 2019 fiscal year.  For subsequent reporting periods, Bank shall use the budget delivered pursuant to Section 6.2 to establish the Capitalized Expenditure limit for such year after reasonable consultation with Borrower, with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.

(n)                                 Section 7.11 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

7.11                        Inventory and Equipment.  Store within the United States, the Inventory or the Equipment of a book value in excess of $1,000,000 with a bailee, warehouseman, collocation facility or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment.  Except for Inventory sold in the ordinary course of business and for movable items of personal property having an aggregate book value not in excess of $1,000,000, and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment in the United States only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Bank is able to take such actions as may be necessary to perfect its security interest or to obtain a bailee’s acknowledgment of Bank’s rights in the Collateral.  Notwithstanding the foregoing, Bank hereby agrees that it shall not require any action by, or on behalf of, Borrower necessary to perfect its right in Borrower’s Inventory or Equipment or to obtain a bailee’s acknowledgment of Bank’s rights in the Collateral if Borrower’s aggregate balance of Cash at Bank plus Cash in an account covered by a control agreement acceptable to Bank is at least $25,000,000; provided, however, prior to or concurrently with Borrower taking any action to perfect Subordinated Lender’s right in Borrower’s Inventory or Equipment or the delivery of any bailee acknowledgment to Subordinated Lender, Borrower will take any action necessary to perfect Bank’s rights in Borrower’s Inventory or Equipment and obtain a bailee acknowledgement of Bank’s rights in the Collateral.  If, at any time, Borrower fails to maintain an aggregate balance of Cash at Bank plus Cash in an account covered by a control agreement acceptable to Bank of at least $25,000,000, Borrower shall have ten (10) days to comply with the terms of this Section 7.11.

(o)                                 Section 10 of the Loan Agreement is hereby amended to replace the Borrower’s notice details as follows:

If to Borrower:                                                               Casper Sleep Inc.
230 Park Ave., 13th Floor
New York, NY 10003
Attn:                    Greg Macfarlane
Email: ####.##########@casper.com

with a copy to:                                                               Casper Sleep Inc.
230 Park Ave., 13th Floor
New York, NY 10003
Attn:                    Mike Magee
Email: ####.#####@casper.com

(p)                                 The following terms set forth in Exhibit A to the Loan Agreement are hereby amended and restated in their entirety as follows:

“Aggregate Borrowing Limit” means $25,000,000.

“Collateral” means the property described on Exhibit B-1, B-2 and B-3 attached hereto and all Negotiable Collateral to the extent not described on Exhibit B-1, B-2 and B-3, except to the extent any such property (i) is non-assignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, §25-9-406 and §25-9-408 of the Code), (ii) is property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC) or a Foreign Subsidiary, in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations or Foreign Subsidiary entitled to vote, or (iv) is property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (c) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed “Collateral” hereunder upon the termination and release of such Permitted Lien.

“Subordinated Debt” means (a) the debt evidenced by and incurred pursuant to the Subordinated Loan Agreement and the other Subordinated Loan Documents and (b) any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

(q)                                 Exhibit A to the Loan Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, bylaws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (b) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (c) with respect to any partnership, its partnership agreement.

“Subordinated Lender” means TriplePoint Capital, LLC or any replacement or substitute subordinated lender.

“Subordinated Loan Agreement” means that certain Plain English Growth Capital Loan and Security Agreement dated as of March 1, 2019 by and between Borrower and Subordinated Lender, as amended, restated, supplemented or otherwise modified from time to time in accordance with the Subordination Agreement.

“Subordinated Loan Documents” means the “Loan Documents” as defined in the Subordinated Loan Agreement.

“Subordination Agreement” means that certain Subordination Agreement, dated as of March 1, 2019 by and between Bank and Subordinated Lender, as amended, restated, supplemented or otherwise modified from time to time or any replacement or substitute subordination agreement by and between Bank and Subordinated Lender.

(r)                                    Clause (d) of the defined term “Permitted Investment” in Exhibit A to the Loan Agreement is hereby amended and restated as follows:

(d)                                 (w) Investments of Subsidiaries in or to other Subsidiaries or Borrower, (x) Investments by a Borrower or Secured Guarantor in any other Borrower or Secured Guarantor, and (y) provided that Borrower’s aggregate balance of Cash at Bank plus Cash in an account covered by a control agreement acceptable to Bank is at least $25,000,000, Investments by Borrower in Subsidiaries (that are not a Borrower or a Secured Guarantor) not to exceed $14,000,000 in the aggregate in any fiscal year;

(s)                                   A new Exhibit B-3 is hereby added to the Loan Agreement in the form of Exhibit B-3 hereto.

5.                                      Representations and Warranties.  Borrower and New Borrower hereby represent and warrant to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this Amendment is the legally valid and binding obligation of Borrower and New Borrower, enforceable against Borrower and New Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity and (b) each of the representations and warranties contained in the Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the date of the Effective Date as though made at and as of each such date (provided, however, that such representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and, provided, further, that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects).

6.                                      Successors and Assigns.  This Amendment shall be binding upon Borrower’s, New Borrower’s and Bank’s successors and assigns and shall inure to the benefit of Borrower’s, New Borrower’s and Bank’s successors and assigns.  No other person or entity shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.  Neither Borrower nor New Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Bank.

7.                                      Severability; Construction.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but, if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.  All obligations of Borrower and New Borrower and rights of Bank expressed herein shall be in addition to and not in limitation of those provided by applicable law.

8.                                      Counterparts; Facsimile and Other Electronic Transmission.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof.  Electronic records of this executed Amendment maintained by Bank shall be deemed to be originals.

9.                                      GOVERNING LAW.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND BE CONSTRUED, ENFORCED AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

10.                               WAIVER OF JURY TRIAL.  BANK, BORROWER AND NEW BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. ALL DISPUTES, CONTROVERSIES, CLAIMS, ACTIONS AND SIMILAR PROCEEDINGS ARISING WITH RESPECT TO BORROWER’S AND/OR NEW BORROWER’S ACCOUNT(S) OR ANY RELATED AGREEMENT OR TRANSACTION SHALL BE BROUGHT IN THE GENERAL COURT OF JUSTICE OF NORTH CAROLINA SITTING IN DURHAM COUNTY, NORTH CAROLINA OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA, EXCEPT AS PROVIDED BELOW WITH RESPECT TO ARBITRATION OF SUCH MATTERS. IF THE JURY WAIVER SET FORTH IN THIS SECTION IS NOT ENFORCEABLE, THEN ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN WILL BE FINALLY SETTLED BY BINDING ARBITRATION IN DURHAM COUNTY, NORTH CAROLINA IN ACCORDANCE WITH THE THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION BY ONE ARBITRATOR APPOINTED IN ACCORDANCE WITH SAID RULES. THE ARBITRATOR SHALL APPLY NORTH CAROLINA LAW TO THE RESOLUTION OF ANY DISPUTE, WITHOUT REFERENCE TO RULES OF CONFLICTS OF LAW OR RULES OF STATUTORY ARBITRATION.  JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.  NOTWITHSTANDING THE FOREGOING, THE PARTIES MAY APPLY TO ANY

COURT OF COMPETENT JURISDICTION FOR PRELIMINARY OR INTERIM EQUITABLE RELIEF OR TO COMPEL ARBITRATION IN ACCORDANCE WITH THIS PARAGRAPH.  THE EXPENSES OF THE ARBITRATION, INCLUDING THE ARBITRATOR’S FEES, REASONABLE ATTORNEYS’ FEES AND EXPERT WITNESS FEES, INCURRED BY THE PARTIES TO THE ARBITRATION MAY BE AWARDED TO THE PREVAILING PARTY, IN THE DISCRETION OF THE ARBITRATOR, OR MAY BE APPORTIONED BETWEEN THE PARTIES IN ANY MANNER DEEMED APPROPRIATE BY THE ARBITRATOR.  UNLESS AND UNTIL THE ARBITRATOR DECIDES THAT ONE PARTY IS TO PAY FOR ALL (OR A SHARE) OF SUCH EXPENSES, ALL PARTIES SHALL SHARE EQUALLY IN THE PAYMENT OF THE ARBITRATOR’S FEES AS AND WHEN BILLED BY THE ARBITRATOR.

11.                               Conditions to Effectiveness.  As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower and New Borrower;

(b)                                 an officer’s certificate of New Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)                                  a financing statement (Form UCC-1) for New Borrower;

(d)                                 a Borrower Information Certificate for New Borrower;

(e)                                  a Pledge Agreement, by Casper Sleep Inc. in favor of Bank with respect to the membership interests of Casper Science LLC and Casper Sleep Retail LLC;

(f)                                   a share charge granted by Casper Sleep Inc. in favor of Bank with respect to English Subsidiary’s shares;

(g)                                  payment of the $2,000 facility fee, which may be debited from any of Borrower’s accounts;

(h)                                 the Subordination Agreement, duly executed by Subordinated Lender and acknowledged by Borrower;

(i)                                     a Deposit Account Control Agreement (“Shifting Control”), duly executed by Subordinated Lender and Borrower;

(j)                                    payment of all Bank Expenses, including Bank’s reasonable expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from Borrower’s account(s); and

(k)                                 such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

12.                               Post-Close Requirements.  Within fifteen 15 days of the Effective Date, Bank shall receive, in form and substance satisfactory to Bank:

(a)                                 Original share certificate(s) and undated stock transfer forms with respect to the English Subsidiary’s shares; and

(b)                                 a Landlord Waiver executed by the landlords party to the leases for the premises located at 500 Treat Street, San Francisco, California.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

CASPER SLEEP INC.

By:	/s/ Greg Macfarlane
Name: Greg Macfarlane
Title: Chief Financial Officer

CASPER SCIENCE LLC

By:	/s/ Greg Macfarlane
Name: Greg Macfarlane
Title: Treasurer

NEW BORROWER:

CASPER SLEEP RETAIL LLC

By:	/s/ Greg Macfarlane
Name: GregMacfarlane
Title: Treasurer

BANK:

PACIFIC WESTERN BANK

By:	/s/ James Londono
Name: James Londono
Title: Vice President

DEBTOR:	CASPER SLEEP RETAIL LLC

SECURED PARTY:	PACIFIC WESTERN BANK

EXHIBIT B-3

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)                                 all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles, domain names, and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)                                 any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the North Carolina Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions.

Notwithstanding the foregoing, the Collateral shall not include any of the intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).

Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of February 25, 2019, include the Intellectual Property to the extent and only to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment, and further provided, however, that Bank’s enforcement rights with respect to any security interest in the Intellectual Property shall be absolutely limited to the Rights to Payment only, and Bank shall have no recourse whatsoever with respect to the underlying Intellectual Property.